                                                                    EXHIBIT 11.1

                              QUAKER CITY BANCORP

                       COMPUTATION OF EARNINGS PER SHARE

                                    For the Year   For the Year   For the Year
                                   Ended June 30, Ended June 30, Ended June 30,
                                        1999           1998           1997
                                   -------------- -------------- --------------
     Average Common Shares
 A   Outstanding................      5,392,564      5,469,646      5,509,836
                                     ----------     ----------     ----------
 B   Net earnings for Period....     $9,644,000     $6,610,000     $2,820,000
                                     ==========     ==========     ==========
     Basic Earnings Per Share [B
     / A].......................          $1.79          $1.21          $0.51
                                     ==========     ==========     ==========
     Common Share Equivalents:
 C   Stock Options Outstanding..        571,279        602,107        499,128
                                     ----------     ----------     ----------
 D   Option Exercise Price......          $8.50          $7.86          $4.80
                                     ----------     ----------     ----------
 E   Exercise Proceeds [C x D]..     $4,855,872     $4,732,561     $2,395,814
                                     ----------     ----------     ----------
     Average Market Price in
 F   Period.....................         $16.00         $17.13         $11.06
                                     ----------     ----------     ----------
     Shares Repurchased At
 G   Market Price [E / F].......        303,492        276,273        216,620
                                     ----------     ----------     ----------
     Increase in Common Shares
 H   [C - G]....................        267,787        325,834        282,508
                                     ----------     ----------     ----------
     Shares Outstanding and
 I   Equivalents [A + H]........      5,660,351      5,795,480      5,792,344
                                     ==========     ==========     ==========
 J   Net Earnings for Period....     $9,644,000     $6,610,000     $2,820,000
                                     ==========     ==========     ==========
     Diluted Earnings Per Share
     [J / I]....................          $1.70          $1.14          $0.49
                                     ==========     ==========     ==========